     As filed with the United States Securities and Exchange Commission on
                                 August 2, 2004
                                                     Registration No. 333-116527

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------


                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 ---------------

                        MACE SECURITY INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                 ---------------

           DELAWARE                                   03-0311630
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
Incorporation or Organization)

                                                 LOUIS D. PAOLINO, JR.
                                                CHIEF EXECUTIVE OFFICER
                                           MACE SECURITY INTERNATIONAL, INC.
  1000 CRAWFORD PLACE, SUITE 400            1000 CRAWFORD PLACE, SUITE 400
   MT. LAUREL, NEW JERSEY  08054             MT. LAUREL, NEW JERSEY 08054
          (856) 778-2300                            (856) 778-2300
(Address, Including Zip Code, and       (Name, Address, Including Zip Code, and
 Telephone Number, Including Area       Telephone Number, Including Area Code,
 Code, of Registrant's Principal                of Agent for Service)
        Executive Offices)

                        Copies of all communications to:
                            H. JOHN MICHEL, JR., ESQ.
                           DRINKER BIDDLE & REATH LLP
                                ONE LOGAN SQUARE
                              18TH & CHERRY STREETS
                        PHILADELPHIA, PENNSYLVANIA 19103

                             -----------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

      If the only securities being registered on this form are being offered under dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                  Amount       Proposed Maximum   Proposed Maximum     Amount of
       Title of Shares             to be        Offering Price        Aggregate       Registration
      to be Registered         Registered(1)     Per Share(2)     Offering Price(1)        Fee
----------------------------   -------------   ----------------   -----------------   ------------
Common Stock, $.01 par value     1,098,000          $6.22            $6,829,560        $865.31(3)


================================================================================

(1) In the event of a share split, share dividend or similar transaction involving the Registrant's shares, in order to prevent dilution, the number of shares registered automatically shall be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee. The price and fee are based on the average of the highest and lowest selling prices of the Registrant's common stock on June 14, 2004 on the NASDAQ National Market.


(3) Paid on June 16, 2004 in connection with the original filing of this registration statement.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                      To be completed, dated August 2, 2004


PROSPECTUS

                        MACE SECURITY INTERNATIONAL, INC.

                     UP TO 1,098,000 SHARES OF COMMON STOCK

      We sold $5,005,050 of our common stock and warrants in a private placement on May 26, 2004. This prospectus relates to the resale from time to time of up to 1,098,000 shares of our common stock issued in the private placement by the Selling Stockholders described in the section entitled "Selling Stockholders" on page 11 of this prospectus. These shares consist of the following:

      - 915,000 shares of common stock; and

      - 183,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $7.50 per share.


      Our common stock is currently traded on The NASDAQ National Market under the symbol "MACE." The closing price of our common stock on The NASDAQ National Market on July 30, 2004 was $ 3.31 per share.


      THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

      Our principal executive office is located at 1000 Crawford Place, Suite 400, Mt. Laurel, New Jersey 08054, and our telephone number is (856) 778-2300.

      Neither the United States Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                   This prospectus is dated ____________, 2004

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----
ABOUT THIS PROSPECTUS..................................................      2
THE COMPANY............................................................      3
RECENT DEVELOPMENTS....................................................      3
RISK FACTORS...........................................................      4
FORWARD-LOOKING STATEMENTS.............................................     12
USE OF PROCEEDS........................................................     12
SELLING STOCKHOLDERS...................................................     12
PLAN OF DISTRIBUTION...................................................     13
LEGAL OPINION..........................................................     16
EXPERTS..............................................................       16
WHERE YOU CAN FIND MORE INFORMATION....................................     16
INCORPORATION OF DOCUMENTS BY REFERENCE................................     16


                              ABOUT THIS PROSPECTUS


      You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See "Incorporation of Documents by Reference" on page 16. You should rely only on the information provided in this prospectus or documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The Selling Stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions in which offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                                   THE COMPANY

      The following is only a summary. We urge you to read this entire prospectus, including the information incorporated by reference from our other filings with the SEC.

      Mace Security International, Inc. was incorporated in Delaware on September 1, 1993. We currently conduct our operations through two segments: the Car and Truck Wash Segment, and the Security Products Segment.

      Through our Car and Truck Wash Segment, we own and operate 50 car washes and five truck washes in the United States. We operate 13 car wash locations in the region surrounding Philadelphia, Pennsylvania, six car wash locations in and near Sarasota, Florida, 12 car wash locations in and near Phoenix, Arizona, and 19 car wash locations in Texas. We own five truck washes located in Arizona, Indiana, Ohio and Texas. Except for nine of the Philadelphia area car washes, which provide only exterior washing, and one Texas location, which is a self-serve wash and lube facility, each of our car washes is full service. Our Car and Truck Wash Segment provided 88.6%, 94.5%, and 99.5%, of our revenues in fiscal years 2003, 2002, and 2001, respectively.

      Our Security Products Segment is comprised of two operating divisions: the Consumer Products Division and the Electronic Surveillance Products Division. The Consumer Products Division designs, markets and sells consumer safety products for use in homes and automobiles, and for personal protection. Our consumer products include a line of defense sprays, personal alarms, home security alarms, whistles, door jammers, and window and door lock alarms.

      On August 12, 2002, we added the Electronic Surveillance Products Division to the Security Products Segment when we acquired certain of the assets and operations of Micro-Tech, Inc., a manufacturer and retailer of electronic security and surveillance devices. We expanded our electronic surveillance and security product offerings on September 26, 2003, when we acquired certain assets and the operations of Vernex, Inc., a manufacturer and retailer of electronic security monitors. Since the acquisition of Micro-Tech, Inc., we have expanded our product lines and modified our sales and distribution methods in the Electronic Surveillance Products Division. Presently, the major product categories of our Electronic Surveillance Products Division include cameras, digital video recorders, monitors, and home security devices, such as biometric keypads. The Electronic Surveillance Products Division designs products for manufacture on an OEM basis, and distributes the finished products through our various sales channels, such as dealers, catalogs, and internet sales.


                               RECENT DEVELOPMENTS



ACQUISITION OF TWO SECURITY BUSINESSES



      On July 6, 2004, we filed a current report on Form 8-K, disclosing that we completed the acquisition of two electronic surveillance security businesses from American Building Control, Inc. By adding the two businesses, SecurityandMore(TM) and Industrial Vision Source ("IVS"), we are continuing the process of expanding our Security Products Segment, and specifically the Electronic Surveillance Products Division. The acquisition also expands our presence in the southwestern part of the United States and provides us with new mass merchant opportunities, an active e-commerce web site, a catalog sales channel and a high end digital and fiber optics camera product line.

LANGLEY PARTNERS TRANSACTION


      On May 26, 2004, we filed a current report on Form 8-K, disclosing that we had successfully raised $5,005,050 through a private sale of stock and warrants. We engaged in that transaction at that time because our management determined that the private sale would be a relatively efficient way to raise capital quickly. Raising that capital has allowed us to continue our expansion of the Security Products Segment, including the acquisition of SecurityandMore(TM) and IVS described above. We completed the sale at the end of May because our management believed that advantageous terms were available at that point. Our common stock was trading at levels which our management believed presented an opportunity to sell our securities at a favorable price for the Company.


                                  RISK FACTORS

      Before you decide to invest, you should consider carefully the risks described below, together with the other information contained or incorporated by reference in this prospectus. Any or all of these factors or others not mentioned below could affect our business or our prospects. The risks and uncertainties we have described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

      This section includes or refers to forward-looking statements. You should refer to the explanation of the qualifications and limitations on forward-looking statements in the section of this prospectus entitled "Forward-Looking Statements," which begins on page 10 of this prospectus.

GENERAL RISKS

IF WE DO NOT RAISE ADDITIONAL CAPITAL, WE MAY NEED TO SUBSTANTIALLY REDUCE THE SCALE OF OUR OPERATIONS AND CURTAIL OUR BUSINESS PLAN.


      Our business plan involves growing through acquisitions and internal development, each of which requires significant capital. Our capital requirements also include working capital for daily operations and significant capital for equipment purchases. Although we had positive working capital as of December 31, 2003, we have a history of net losses and in some years we have ended our fiscal year with a negative working capital balance. To the extent that we lack cash to meet our further capital needs, we will be required to raise additional funds through bank borrowings and significant additional equity and/or debt financings, which may result in significant increases in leverage and interest expense and/or substantial dilution of our outstanding equity. If we are unable to raise additional capital, we will need to substantially reduce the scale of our operations and curtail our business plan.


IF WE ARE NOT ABLE TO MANAGE GROWTH, OUR BUSINESS PLAN MAY NOT BE REALIZED.


      Our business objectives include developing our Electronic Surveillance Products Division, both internally and through acquisitions, and acquiring additional car washes, if we can do so under advantageous terms. As such, our business plan is predicated on growth. If we succeed in growing, it will place significant burdens on our management and on our operational and other resources. For example, it may be difficult to assimilate the operations and personnel of an acquired business into our existing business; we must integrate management information and accounting systems of an acquired business into our current systems; our management must devote its attention to assimilating the acquired business, which diverts attention from other business concerns; we may enter markets in which we have limited prior experience; and we may lose key employees of an acquired business. We will also need to attract, train, motivate, retain, and supervise senior managers and other employees. If we fail to manage these burdens successfully, one or more of the acquisitions could be unprofitable, the shift of our management's focus could harm our other businesses, and we may be forced to abandon our business plan, which relies on growth.

IF WE VIOLATE THE FINANCIAL COVENANTS WITH OUR LENDERS, OUR BORROWINGS MAY BE ACCELERATED.


      Our bank debt borrowings as of March 31, 2004 were $30.6 million substantially all of which is secured with mortgages against certain of our real property. Of such borrowings, $5.4 million is classified as current as it is due in less than 12 months from March 31, 2004. Our business plan is dependent on refinancing this debt as it becomes due. Our two most significant borrowings are secured notes payable to General Motors Acceptance Corp. ("GMAC") in the amount of $11.4 million, $10.6 million of which was classified as non-current debt at March 31, 2004, and secured notes payable to Bank One, Texas, N.A. ("Bank One") in the amount of $14.3 million, $10.2 million of which was classified as non-current debt at March 31, 2004. The GMAC and Bank One agreements contain affirmative and negative covenants, including the maintenance of certain levels of tangible net worth, maintenance of certain levels of unencumbered cash and marketable securities, and the maintenance of certain debt coverage ratios on a consolidated level. The Bank One agreement contains a prohibition on incurring additional debt for borrowed money without the approval of Bank One. In addition, 26 car washes, one truck wash and our facility in Hollywood, Florida are encumbered by mortgages.



      At March 31 and June 30, 2004, we were not in compliance with our consolidated debt coverage ratio related to our GMAC notes payable. GMAC granted us a waiver of acceleration relating to the consolidated debt coverage ratio through April 1, 2005 and, accordingly, a portion of the GMAC notes payable were reflected as non-current on our financial statements at March 31, 2004. We are currently seeking to obtain a further waiver of acceleration through July 1, 2005. Unless and until we obtain a waiver, we will have to reflect the entire debt owed to GMAC as current. If the GMAC notes are reflected as current in our quarterly report for the quarter ended June 30, 2004 on Form 10-Q, our stock price may decline.



      Prior to March 31, 2004 and at June 30, 2004, we were in violation of certain financial covenants contained in our term loan agreements with Bank One. As of March 31, 2004, we entered into amendments to those terms and, as a result, we were in compliance at March 31, 2004. We have obtained a waiver of acceleration from Bank One through 2005.



      Our ongoing ability to comply with the debt covenants under our credit arrangements and refinance our debt depends largely on our achievement of adequate levels of cash flow. Our cash flow has been and could continue to be adversely affected by weather patterns and economic conditions. If our cash flows are less than expected or debt service, including interest expense, increases more than expected, we may fall out of compliance with the Bank One covenants, as amended, and need to seek additional waivers or amendments. If we default on any of the Bank One or GMAC covenants and are not able to obtain further amendments or waivers of acceleration, Bank One debt totaling $14.3 million and GMAC debt totaling $11.4 million, including debt recorded as long-term debt at March 31, 2004, could become due and payable on demand, and Bank One and/or GMAC could foreclose on the assets pledged in support of the relevant indebtedness. If our assets (including up to 26 of our car wash facilities and one truck wash) are foreclosed upon, revenues from our Car and Truck Wash Segment, which comprised 88.6% of our total revenues in 2003, would be severely impacted and we could be unable to continue to operate our business. Even if the debt were accelerated without foreclosure, it would be very difficult for us to continue to operate our business and we could still go out of business.



WE HAVE REPORTED NET LOSSES IN THE PAST. IF WE CONTINUE TO REPORT NET LOSSES, THE PRICE OF OUR COMMON STOCK MAY DECLINE, OR WE COULD GO OUT OF BUSINESS.

      For the year ended December 31, 2003, we reported a net loss, although our business as a whole was cash flow positive. The majority of the reported losses in 2003 related to impairment charges of intangible assets, particularly goodwill, in accordance with SFAS 142, Goodwill and Other Intangible Assets. Under SFAS 142, which became effective on January 1, 2002, we no longer amortize goodwill and certain intangible assets determined to have indefinite useful lives. Additionally, SFAS 142 requires annual fair value based impairment tests of goodwill and other intangible assets identified with indefinite useful lives. As a result, we may be forced to record additional impairments in the future, which would materially reduce our earnings and equity.


IF WE LOSE THE SERVICES OF OUR EXECUTIVE OFFICERS, OUR BUSINESS MAY SUFFER.


      If we lose the services of one or more of our executive officers and do not replace them with experienced personnel, that loss of talent and experience will make our business plan, which is dependent on active growth and management, more difficult to implement. The employment agreements of Robert M. Kramer, Gregory M. Krzemien, and Ronald R. Pirollo expired on March 26, 2003. Mr. Kramer is the chief operating officer of our car and truck wash segment, and our general counsel and secretary; Mr. Krzemien is our chief financial officer and treasurer; and Mr. Pirollo is our chief accounting officer and corporate controller. Messrs. Kramer and Krzemien are working on a month-to-month at-will basis, and Mr. Pirollo is working on an at-will basis. Without employment contracts, we may lose the services of any one or more of Messrs. Kramer, Krzemien or Pirollo, each of whom has been involved in our management for several years and would be difficult to replace. In addition, we do not maintain key-man life insurance policies on our executive officers.


IF OUR INSURANCE IS INADEQUATE, WE COULD FACE SIGNIFICANT LOSSES.


      We maintain various insurance coverages for our assets and operations. These coverages include property coverages including business interruption protection for each location. We maintain commercial general liability coverage in the amount of $1 million per occurrence and $2 million in the aggregate with an umbrella policy which provides coverage up to $25 million. We also maintain workers' compensation policies in every state in which we operate. Commencing July 2002, as a result of increasing costs of our insurance program, including automobile, general liability, and workers' compensation coverage, we are insured through participation in a captive insurance program with other unrelated businesses. We maintain excess coverage through occurrence-based policies. Although our automobile, general liability, and workers' compensation policies are secured in a number of ways, and we believe such policies to be adequate, there can be no assurance that our insurance will provide sufficient coverage in the event a claim is made against us, or that we will be able to maintain in place such insurance at reasonable prices. Furthermore, our business involves potentially dangerous chemicals and operations, and, accordingly, we face exposure to significant liabilities for injury. If our insurance coverage is exceeded by (or does not cover) a claim, we will have to pay the uncovered liability directly. In the event that we were required to directly pay a claim, our income would be significantly reduced, and in the event of a large claim, we could go out of business.


RISKS RELATED TO OUR SECURITY PRODUCTS SEGMENT

IF WE ARE NOT ABLE TO OPERATE OUR ELECTRONIC SURVEILLANCE PRODUCTS DIVISION EFFECTIVELY, OUR BUSINESS WILL SUFFER.

      We recently expanded our line of security products by adding the Electronic Surveillance Products Division. We are incurring expenses to develop this new line of products without having extensively tested the size or possible profitability of the market for such products. There are numerous risks associated with the new Electronic Surveillance Products Division that may prevent us from operating such division profitably, including, among others: risks associated with unanticipated liabilities of the acquired companies; risks inherent with our management having limited experience in the electronic security product market; risks relating to the size and number of competitors in the electronic security product market, many of whom may be more experienced or better financed; risks associated with the costs of entering into new markets and expansion of product lines in existing markets; risks associated with rapidly evolving technology and having inventory become obsolete; risks associated with purchasing inventory before having orders for that inventory; risks attendant to locating and maintaining reliable sources of OEM products and component supplies in the electronic surveillance industry; risks related to retaining key employees involved in future technology development and communications with OEM suppliers; and risks associated with developing and introducing new products in order to maintain competitiveness in a rapidly changing marketplace. We also expect that there will be costs related to product returns and warranties and customer support that we cannot quantify or accurately estimate until we have more experience in operating the new division.

WE COULD BECOME SUBJECT TO LITIGATION REGARDING INTELLECTUAL PROPERTY RIGHTS, WHICH COULD SERIOUSLY HARM OUR BUSINESS.

      Although we have not been the subject of any such actions, third parties may in the future assert against us infringement claims or claims that we have violated a patent or infringed upon a copyright, trademark or other proprietary right belonging to them. We design most of our security products and contract with independent suppliers to manufacture those products and deliver them to us. Certain of these products contain proprietary intellectual property of these independent suppliers. Third parties may in the future assert claims against our suppliers that such suppliers have violated a patent or infringed upon a copyright, trademark or other proprietary right belonging to them. If such infringement by our suppliers or us were found to exist, a party could seek an injunction preventing the use of their intellectual property. In addition, if an infringement by us were found to exist, we may attempt to acquire a license or right to use such technology or intellectual property. Most of our suppliers have agreed to indemnify us against any such infringement claim, but any infringement claim, even if not meritorious and/or covered by an indemnification obligation, could result in the expenditure of a significant amount of our financial and managerial resources.

IF OUR ORIGINAL EQUIPMENT MANUFACTURERS FAIL TO ADEQUATELY SUPPLY OUR PRODUCTS, OUR SECURITY PRODUCTS SALES MAY SUFFER.

      Our products are manufactured on an OEM basis. Reliance upon OEMs, as well as industry supply conditions, generally involves several risks, including the possibility of defective products (which can adversely affect our reputation for reliability), a shortage of components and reduced control over delivery schedules (which can adversely affect our distribution schedules), and increases in component costs (which can adversely affect our profitability).

      We have some single-sourced manufacturer relationships, either because alternative sources are not readily or economically available or because the relationship is advantageous due to performance, quality, support, delivery, capacity, or price considerations. If these sources are unable or unwilling to manufacture our products in a timely and reliable manner, we could experience temporary distribution interruptions, delays, or inefficiencies, adversely affecting our results of operations. Even where alternative OEMs are available, qualification of the alternative manufacturers and establishment of reliable supplies could result in delays and a possible loss of sales, which could affect operating results adversely.

IF PEOPLE ARE INJURED BY OUR CONSUMER SAFETY PRODUCTS, WE COULD BE HELD LIABLE AND FACE DAMAGE AWARDS.


      We face claims of injury allegedly resulting from our defense sprays, which we market as "non-lethal." For example, we are aware of allegations that defense sprays used by law enforcement personnel resulted in deaths of prisoners and of suspects in custody. In addition to use or misuse by law enforcement agencies, the general public may pursue legal action against us based on injuries alleged to have been caused by our products. As the use of defense sprays by the public increases, we could be subject to additional product liability claims. As of August 2, 2004, we were subject to one lawsuit alleging injuries from our products, in which the plaintiff has demanded in excess of $5,000,000. We have a $25,000 deductible on our insurance policy, meaning that all such lawsuits, even unsuccessful ones, and ones covered by insurance, cost the company money. Furthermore, if our insurance coverage is exceeded, we will have to pay the excess liability directly. Our product liability insurance provides coverage of up to $26 million per occurrence. Based on the amount demanded in the case currently against us and our current insurance coverage, we do not believe that this potential liability is significant. However, if we are required to directly pay a claim in excess of our coverage, our income will be significantly reduced, and in the event of a large claim, we could go out of business.


IF GOVERNMENTAL REGULATIONS CHANGE OR ARE APPLIED DIFFERENTLY, OUR BUSINESS COULD SUFFER.


      The distribution, sale, ownership and use of consumer defense sprays are legal in some form in all 50 states and the District of Columbia. Restrictions on the manufacture or use of consumer defense sprays may enacted that would severely restrict the market for our products or increase our costs of doing business.



      Some of our consumer defense spray manufacturing operations currently incorporate hazardous materials, the use and emission of which are regulated by various state and federal environmental protection agencies, including the United States Environmental Protection Agency. We believe that we are in compliance with all current state and local statutes governing our handling and disposal of these hazardous materials, but if there are any changes in environmental permit or regulatory requirements, or if we fail to comply with any environmental requirements, these changes or failures may expose us to significant liabilities that would have a material adverse effect on our business and financial condition. We face a variety of potential environmental liabilities, including those arising out of improperly disposing waste oil or lubricants at our lube centers, improper maintenance of oil discharge ponds, which exist at two of our truck washes, and leaks from our underground oil storage tanks.


RISKS RELATED TO OUR CAR AND TRUCK WASH SEGMENT

IF CONSUMER DEMAND FOR OUR CAR WASH SERVICE DROPS, OUR BUSINESS WILL SUFFER.


      Our revenues are primarily derived from our Car and Truck Wash Segment. As such, our financial condition and results of operations will depend substantially on continued consumer demand for car wash services. Our car wash business depends on consumers choosing to employ professional services to wash their cars rather than washing their cars themselves or not washing their cars at all. Also, seasonal trends in some areas affect our car wash business. In particular, long periods of rain and cloudy weather can adversely affect our car wash business as people typically do not wash their cars during such periods. Additionally, extended periods of warm, dry weather may encourage customers to wash their cars themselves which also can adversely affect our car wash business. It is also possible that general consumer demand for car wash services will decrease in the future.


WE FACE SIGNIFICANT COMPETITION AND IF WE CANNOT COMPETE EFFECTIVELY WE MAY LOSE MONEY AND THE VALUE OF OUR SECURITIES COULD DECLINE.

      The car care industry is highly competitive. Competition is based primarily on location, customer service, available services, and price. We face competition from both inside and outside the car care industry, including gas stations, gasoline companies, automotive companies, specialty stores and convenience stores that offer automated car wash services. Because barriers to entry into the car care industry are relatively low, competition may be expected to continually arise from new sources not currently competing with us. In some cases, our competitors may have greater financial and operating resources than do we and we may lose customers and revenue to those competitors.

OUR CAR AND TRUCK WASH OPERATIONS FACE GOVERNMENTAL REGULATIONS AND IF WE ARE UNABLE TO COMPLY WITH THOSE REGULATIONS, OUR BUSINESS MAY SUFFER.

      We are governed by federal, state and local laws and regulations, including environmental regulations, that regulate the operation of our car wash centers and other car care services businesses. Other car care services, such as gasoline and lubrication, use a number of oil derivatives and other regulated hazardous substances. As a result, we are governed by environmental laws and regulations dealing with, among other things:

      i. transportation, storage, presence, use, disposal, and handling of hazardous materials and wastes;

      ii.   discharge of storm water; and

      iii.  underground storage tanks.

      If uncontrolled hazardous substances were found on our property, including leased property, or if we were otherwise found to be in violation of applicable laws and regulations, we could be responsible for clean-up costs, property damage, fines, or other penalties, any one of which could have a material adverse effect on our financial condition and results of operations.

IF OUR CAR WASH EQUIPMENT IS NOT MAINTAINED, OUR CAR WASHES WILL NOT BE
OPERABLE.

      Many of our car washes have older equipment which requires frequent repair or replacement. Although we undertake to keep our car washing equipment in proper operating condition, the operating environment in car washes results in frequent mechanical problems. If we fail to properly maintain the equipment in a car wash, that car wash could become inoperable resulting in a loss of revenue.

RISKS RELATED TO OUR STOCK

BY FURTHER INCREASING THE NUMBER OF SHARES OF OUR COMMON STOCK THAT MAY BE SOLD INTO THE MARKET, THIS OFFERING COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.

      On May 26, 2004, we completed a private placement financing in which we sold to the Selling Stockholders 915,000 shares of our common stock and warrants to purchase an aggregate of 183,000 shares of our common stock. We agreed to register for resale the shares of common stock and the shares issuable upon exercise of the warrants.

      The 1,098,000 shares of our common stock covered by this prospectus consist of the following:

      -     915,000 shares of common stock; and

      - 183,000 shares of common stock issuable upon exercise of the warrants at an exercise price of $7.50 per share.

      The warrants representing 183,000 shares of common stock currently are "out-of-the-money," although they are exercisable. The remaining 915,000 shares of common stock covered by this prospectus (i.e., the non-warrant shares) represent approximately 6.4% of the total number of our shares of common stock that are currently issued and outstanding. Sales of these shares in the public market, or the perception that future sales of these shares could occur, could have the effect of lowering the market price of our common stock below current levels and make it more difficult for us and our shareholders to sell our equity securities in the future.

OUR STOCK PRICE HAS BEEN, AND LIKELY WILL CONTINUE TO BE, VOLATILE AND YOUR INVESTMENT MAY SUFFER A DECLINE IN VALUE.

      The market prices for securities of companies quoted on The NASDAQ Stock Market, including our market price, have in the past been, and are likely to continue in the future to be, very volatile. That volatility depends upon many factors, some of which are beyond our control, including:

      - announcements regarding the results of expansion or development efforts by us or our competitors;

      - announcements regarding the acquisition of businesses or companies by us or our competitors;

      - technological innovations or new commercial products developed by us or our competitors;

      -     changes in our, or our Suppliers', intellectual property portfolio;

      - issuance of new or changed securities analysts' reports and/or recommendations applicable to us;

      -     additions or departures of our key personnel;

      -     operating losses by us;

      - actual or anticipated fluctuations in our quarterly financial and operating results and degree of trading liquidity in our common stock; and

      - our ability to maintain our common stock listing on the Nasdaq National Market.


      One or more of these factors could cause a decline in our revenue and income or in the price of our common stock, thereby reducing the value of an investment in our Company.


IF WE LOSE OUR LISTING ON THE NASDAQ NATIONAL MARKET, OUR STOCK WILL BECOME SIGNIFICANTLY LESS LIQUID AND ITS VALUE MAY BE AFFECTED.


      Our common stock is listed on the NASDAQ National Market with a bid price of $3.31 at the close of the market on July 30, 2004. Although the recent closing prices of our stock have been well in excess of $1.00, earlier in 2004 our stock traded at a price as low as $1.78. If the price of our common stock falls below $1.00 and for 30 consecutive days remains below $1.00, we are subject to being delisted from the NASDAQ National Market. Upon delisting from the NASDAQ National Market, our stock would be traded on the NASDAQ SmallCap Market until we maintain a minimum bid price of $1.00 for 30 consecutive days at which time we can regain our listing on the NASDAQ National Market. If our stock fails to maintain a minimum bid price of $1.00 for 30 consecutive days during a 180 day grace period on the NASDAQ SmallCap Market or a 360 day grace period if compliance with certain core listing standards are demonstrated, we could receive a delisting notice from the NASDAQ SmallCap Market. Upon delisting from the NASDAQ SmallCap Market, our stock would be traded over-the-counter, more commonly known as OTC. OTC transactions involve risks in addition to those associated with transactions in securities traded on the NASDAQ National Market or the NASDAQ SmallCap Market (together "NASDAQ-Listed Stocks"). Many OTC stocks trade less frequently and in smaller volumes than NASDAQ-Listed Stocks. Accordingly, our stock would be less liquid than it would otherwise be. Also, the values of these stocks may be more volatile than NASDAQ-Listed Stocks. If our stock is traded in the OTC market and a market maker sponsors us, we may have the price of our stock electronically displayed on the OTC Bulletin Board, or OTCBB. However, if we lack sufficient market maker support for display on the OTCBB, we must have our price published by the National Quotations Bureau LLP in a paper publication known as the "Pink Sheets." The marketability of our stock will be even more limited if our price must be published on the "Pink Sheets."

BECAUSE WE ARE A DELAWARE CORPORATION, IT MAY BE DIFFICULT FOR A THIRD PARTY TO ACQUIRE US, WHICH COULD AFFECT OUR STOCK PRICE.

      We are governed by Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from engaging in a "business combination" with an entity who is an "interested stockholder" for a period of three years, unless approved in a prescribed manner. This provision of Delaware law may affect our ability to merge with, or to engage in other similar activities with, some other companies. This means that we may be a less attractive target to a potential acquirer who otherwise may be willing to pay a premium for our common stock above its market price.

IF WE ISSUE OUR AUTHORIZED PREFERRED STOCK, THE RIGHTS OF THE HOLDERS OF OUR COMMON STOCK MAY BE AFFECTED AND OTHER ENTITIES MAY BE DISCOURAGED FROM SEEKING TO ACQUIRE CONTROL OF OUR COMPANY.

      Our certificate of incorporation authorizes the issuance of up to 10 million shares of "blank check" preferred stock that could be designated and issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt. No shares of preferred stock are currently outstanding. It is not possible to state the precise effect of preferred stock upon the rights of the holders of our common stock until the board of directors determines the respective preferences, limitations, and relative rights of the holders of one or more series or classes of the preferred stock. However, such effect might include: (i) reduction of the amount otherwise available for payment of dividends on common stock, to the extent dividends are payable on any issued shares of preferred stock, and restrictions on dividends on common stock if dividends on the preferred stock are in arrears, (ii) dilution of the voting power of the common stock to the extent that the preferred stock has voting rights, and (iii) the holders of common stock not being entitled to share in our assets upon liquidation until satisfaction of any liquidation preference granted to the holders of our preferred stock.

      The "blank check" preferred stock may be viewed as having the effect of discouraging an unsolicited attempt by another entity to acquire control of us and may therefore have an anti-takeover effect. Issuances of authorized preferred stock can be implemented, and have been implemented by some companies in recent years, with voting or conversion privileges intended to make an acquisition of a company more difficult or costly. Such an issuance, or the perceived threat of such an issuance, could discourage or limit the stockholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the stockholders, and could enhance the ability of officers and directors to retain their positions.

OUR POLICY OF NOT PAYING CASH DIVIDENDS ON OUR COMMON STOCK COULD NEGATIVELY AFFECT THE PRICE OF OUR COMMON STOCK.

We have not paid in the past, and do not expect to pay in the foreseeable future, cash dividends on our common stock. We expect to reinvest in our business any cash otherwise available for dividends. Our decision not to pay cash dividends may negatively affect the price of our common stock.

                           FORWARD-LOOKING STATEMENTS

      This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance and can be identified by terminology such as "may," "will," "should," "expects," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors" that may cause our, or our industries', actual results, levels of activity, performance or achievements to vary from those expressed or implied by such forward-looking statements. Before deciding to purchase our common stock you should carefully consider the risks described in the "Risk Factors" section, in addition to the other information set forth in this prospectus and the documents incorporated by reference herein.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results except as required by law.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of the shares of common stock by the Selling Stockholders. We could receive up to $1,372,500 in proceeds from the cash exercise of the warrants by the Selling Stockholders, which proceeds would be used for general corporate purposes.

                              SELLING STOCKHOLDERS

      This prospectus relates to 915,000 shares of our currently outstanding common stock and 183,000 shares of our common stock issuable upon exercise of common stock purchase warrants. The shares have been registered with the SEC for offer and sale, from time to time, by or for the account of the stockholders named below (the "Selling Stockholders").

      The table below provides the following information:

      - the names of the Selling Stockholders as of the date of this prospectus;

      - the number of common shares that each such holder may offer and sell from time to time under this prospectus; and

      - the number of common shares beneficially owned by each such holder as of the date of this prospectus and as of the completion of the offering to which this prospectus relates, in each case as determined in accordance with applicable rules promulgated by the SEC.

      The information presented in this table assumes that the Selling Stockholders will sell all of the shares offered under this prospectus. However, because the Selling Stockholders may sell all, some, or none of their shares under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares that will be sold by the Selling Stockholders or that will be held by the Selling Stockholders after completion of the offering to which this prospectus relates.

      This table is prepared based upon information supplied to us by the listed Selling Stockholders. However, since the date on which the information in this table is presented, the Selling Stockholders listed in this table may have sold or transferred, in transactions exempt from registration requirements of the Securities Act, some or all of their shares or may have acquired additional shares. The shares covered by this prospectus may be offered from time to time by the Selling Stockholders named below or by their pledgees, donees, transferees, or other successors in interest. Information concerning the Selling Stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary or required.

                                                                                             SHARES BENEFICIALLY
                                      NUMBER OF                                                 OWNED IF ALL
                                       SHARES            NUMBER OF                            REGISTERED SHARES
                                    BENEFICIALLY        OUTSTANDING        NUMBER OF              ARE SOLD
                                    OWNED BEFORE          SHARES        WARRANT SHARES       -------------------
SELLING STOCKHOLDERS               REGISTRATION(1)      REGISTERED        REGISTERED         NUMBER      PERCENT
--------------------               ---------------      ----------      --------------       ------      -------
Langley Partners, L.P.               1,098,000(1)         915,000           183,000              0           0

----------
(1)   Includes warrants to purchase 183,000 shares of common stock.

      According to information supplied to us by the foregoing entities, none of the Selling Stockholders listed above is a broker-dealer and each such Selling Stockholder that is an affiliate of a broker-dealer purchased the common shares covered by this prospectus in the ordinary course of business and, at the time of such purchase, did not have any agreements or understandings, directly or indirectly, with any person to distribute those shares.

      To our knowledge, none of the Selling Stockholders nor any of their affiliates, officers, directors, or principal equity holders has held any position or office or has had any material relationship with us within the past three years.

                              PLAN OF DISTRIBUTION


      The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares covered by this prospectus. If any such pledgees, assignees and successors-in-interest wish to sell shares under this prospectus, we will file a supplement or amendment to identify those sellers. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.


      The Selling Stockholders may sell shares of common stock directly to purchasers from time to time. Alternatively, they may from time to time offer the common stock to or through underwriters, broker - dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder or the purchasers of such common stock for whom they may act as agents.

      Such sales may be made on any stock exchange, quotation system (including the NASDAQ National Market), market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

          - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

          - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

          - an exchange distribution in accordance with the rules of the applicable exchange or quotation system (including the NASDAQ National Market);

          -     privately negotiated transactions;

          - settlement of short sales entered into after the date of this prospectus;

          - broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

          -     a combination of any such methods of sale;

          - through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

          -     any other method permitted pursuant to applicable law.

      The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

      In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. There is no underwriter or coordinating broker acting in connection with the proposed sale of our common stock by the Selling Stockholders. Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.

      We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      We have agreed to keep this prospectus effective until the earlier of the date on which (i) the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                                  LEGAL OPINION


      Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania, has issued an opinion for us on the validity of the shares being offered by this prospectus.


                                     EXPERTS

      Our consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K filed on March 15, 2004, as amended on Form 10-K/A filed on April 28, 2004, for the fiscal year ended December 31, 2003 have been so incorporated in reliance on the report of Grant Thornton LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

      We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. In addition, our stock is listed for trading on The Nasdaq National Market. You can read and copy reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, Washington, D.C. 20006.

      We filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act which registered the shares covered by this prospectus for resale by the Selling Stockholders. This prospectus is a part of the registration statement. This prospectus does not contain all of the information shown in the registration statement because we have omitted some portions of the prospectus as permitted by the Securities and Exchange Commission's rules and regulations. Statements contained in this prospectus as to any contract or other documents' contents are not necessarily complete. In each instance, if the contract or document is filed as an exhibit to the registration statement, the affected statement is qualified, in all respects, by reference to the applicable exhibit to the registration statement. For further information about us and our shares, we refer you to the registration statement and the exhibits and schedules that you may obtain from the Securities and Exchange Commission at its principal office in Washington, D.C. after you pay the Securities and Exchange Commission's prescribed fees.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

      The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to these documents. The information we have incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will update and supersede automatically this information. We incorporate by reference the following documents, which we have filed already with the Securities and Exchange Commission, and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the Selling Stockholders sell all of the shares covered by this prospectus:


      1. Our annual report on Form 10-K for the year ended December 31, 2003, filed on March 15, 2004, as amended on April 28, 2004 (SEC File No. 000-22810).

      2. Our quarterly report on Form 10-Q for the quarter ended March 31, 2004, filed on May 5, 2004 (SEC File No. 000-22810).


      3. Our following current reports on Form 8-K:


            (a) Form 8-K dated May 5, 200 (SEC File No. 000-22810);

            (b) Form 8-K dated May 28, 2004 (SEC File No. 000-22810);

            (c) Form 8-K dated July 13, 2004 (SEC File No. 000-22810); and

            (d) Form 8-K/A dated August 2, 2004 (SEC File No. 000-22810).


      4. The description of our common stock contained in the registration statement on Form 8-A (File No. 0-22810) filed by us to register such securities under the Exchange Act, including all amendments and reports filed to update such description.

      You should rely only on the information we include or incorporate by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus or the applicable prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or the applicable prospectus supplement or of any sale of our securities.

      Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that any of the following modifies or supersedes a statement in this prospectus or incorporated by reference in this prospectus:

      - in the case of a statement in a previously filed document incorporated or deemed to be incorporated by reference in this prospectus, a statement contained in this prospectus;

      - a statement contained in any accompanying prospectus supplement relating to a specific offering of shares; or

      - a statement contained in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus.

      Any modified or superseded statement will not be deemed to constitute a part of this prospectus or any accompanying prospectus supplement, except as modified or superseded. Except as provided by the above mentioned exceptions, all information appearing in this prospectus and each accompanying prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

      We will provide without charge to each person to whom a copy of this prospectus is delivered, after their written or oral request, a copy of any or all of the documents incorporated in this prospectus by reference, other than exhibits to the documents, unless the exhibits are incorporated specifically by reference in the documents. Requests for copies should be directed to:

                              Louis D. Paolino, Jr.
                             Chief Executive Officer
                        Mace Security International, Inc.
                         1000 Crawford Place, Suite 400
                          Mt. Laurel, New Jersey 08054
                                 (856) 778-2300

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the estimated expenses payable by us in connection with this registration statement:

Securities and Exchange Commission Registration Fee.....................      $    865
Accounting Fees and Expenses............................................         6,000
Legal Fees and Expenses.................................................        17,500
Miscellaneous Expenses..................................................         2,500
                                                                              ========
Total...................................................................      $ 26,865

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      We are organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise. A corporation may similarly indemnify the person in the case of actions or suits brought by or in the right of the corporation, except, unless otherwise ordered by the court, that no indemnification will be made in respect of any claim, issue, or matter as to which the person will have been adjudged to be liable to the corporation.

      A corporation may indemnify the person against expenses including attorneys' fees, and judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any indemnification will be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the aforesaid standard of conduct. The determination will be made:

            (1) by a majority vote of the directors who were not parties to the action, suit, or proceeding, whether or not a quorum;

            (2) if no directors were parties, or if the directors so direct, by independent legal counsel in a written opinion; or

            (3)   by the stockholders.

      To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits, or otherwise, in defense of any claim, issue, or matter therein, the person will be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense. The statute also provides that it is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. Our by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by law and requires advancement of expenses.

      Section 102(b)(7) of the Delaware General Corporation Law allows a Delaware corporation to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision excludes any limitation on liability:

      (1) for any breach of the director's duty of loyalty to the corporation or its stockholders,

      (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law,

      (3) for intentional or negligent payment of unlawful dividends or stock purchases or redemptions, or

      (4) for any transaction from which the director derived an improper benefit.

      Moreover, while this provision provides directors with protection against awards for monetary damages for breach of their duty of care, it does not eliminate the duty. Accordingly, this provision will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. Finally, this provision applies to an officer of a corporation only if he or she is a director of the corporation and is acting in his or her capacity as director, and does not apply to officers of the corporation who are not directors.

      Our certificate of incorporation does not provide for the limitation on liability permitted by Section 102(b)(7). We maintain directors and officers' liability insurance.

To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us under the above mentioned provisions, we have been informed that in the Securities and Exchange Commission's opinion the indemnification is against public policy as expressed in that Act and is therefore unenforceable.

ITEM 16. EXHIBITS.

The following Exhibits are filed as part of this registration statement:


Exhibit Number                                        Document
--------------   ------------------------------------------------------------------------------------
     4.1#        The Company's Amended and Restated Certificate of Incorporation

     4.2+        The Company's Amended and Restated Bylaws

                 Warrant dated May 26, 2004 to purchase 183,000 shares of the Company's common stock,
     4.3#        issued to the Selling Stockholder

     5           Opinion of Drinker Biddle & Reath LLP

     10.1#       Securities Purchase Agreement dated May 26, 2004 between the Company and the Purchasers set forth on the signature pages thereof

     10.2#       Registration Rights Agreement dated May 26, 2004 between the Company and



#  Previously filed.



+ Incorporated by reference from Exhibit 3.3 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the SEC on March 29, 2000.

                 the Purchasers set forth on the signature pages thereof

     10.3        First Amendment to the Securities Purchase Agreement, dated June 8, 2004

     23          Consent of Grant Thornton LLP

     24          Power of Attorney (included in signature page)

+ Incorporated by reference from Exhibit 3.3 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the SEC on March 29, 2000.

ITEM 17. UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


                  provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effect amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.


      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions permitted under
Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3/A registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mt. Laurel, New Jersey on August 2, 2004.


                             MACE SECURITY INTERNATIONAL, INC.

                             By: /s/ Louis D. Paolino, Jr.
                                 -------------------------
                                 Louis D. Paolino, Jr.
                                 Chairman of the Board, Chief Executive Officer and President


Date: August 2, 2004

                                POWER OF ATTORNEY

      Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Gregory M. Krzemien his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                           Title                       Date
-------------------------    -----------------------------------   --------------
/s/ Louis D. Paolino, Jr.    Chief Executive Officer,              August 2, 2004
-------------------------    Chairman of the Board and President
Louis D. Paolino, Jr.        (Principal Executive Officer)

/s/ Gregory M. Krzemien      Chief Financial Officer               August 2, 2004
-----------------------      and Treasurer (Principal
Gregory M. Krzemien          Financial Officer)

/s/      *                   Chief Accounting Officer              August 2, 2004
----------------------       and Corporate Controller
Ronald R. Pirollo            (Principal Accounting Officer)

/s/      *                   Director, Vice President              August 2, 2004
----------------------
Matthew J. Paolino

/s/      *                   Director                              August 2, 2004
----------------------
Constantine N. Papadakis

/s/      *                   Director                              August 2, 2004
----------------------
Mark S. Alsentzer

/s/      *                   Director                              August 2, 2004
----------------------
Burton Segal

                              *By: /s/ Gregory M. Krzemien
                                   --------------------------
                                   Gregory M. Krzemien
                                   Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit Number                                          Document
--------------   ------------------------------------------------------------------------------------
    4.1#         The Company's Amended and Restated Certificate of Incorporation

    4.2+         The Company's Amended and Restated Bylaws

    4.3#         Warrant dated May 26, 2004 to purchase 183,000 shares of the Company's common stock, issued to Selling Stockholder

    5            Opinion of Drinker Biddle & Reath LLP

    10.1#        Securities Purchase Agreement dated May 26, 2004 between the Company and the
                 Purchasers set forth on the signature pages thereof

    10.2#        Registration Rights Agreement dated May 26, 2004 between the Company and the
                 Purchasers set forth on the signature pages thereof

    10.3#        First Amendment to the Securities Purchase Agreement, dated June 8, 2004

    23.1         Consent of Grant Thornton LLP (Philadelphia)

    23.2         Consent of Grant Thornton LLP (Dallas)

    24           Power of Attorney (included in signature page)


+ Incorporated by reference from Exhibit 3.3 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the SEC on March 29, 2000.


#  Previously filed.